EXHIBIT 21.1

SUBSIDIARIES OF PROLOGIS, INC. AND PROLOGIS L.P.

Prologis, L.P. is a direct subsidiary of Prologis, Inc. Prologis, L.P. and its 578 subsidiaries are in the real estate operations, development and strategic capital business.  The following is a list of subsidiaries of Prologis, L.P. at December 31, 2015:

Name of Entity	Jurisdiction of Organization
Entities that engage in real estate operation and development:
AMB/AFCO Cargo, LLC and seven subsidiaries	Delaware
AMB HFC LP and eight subsidiaries	Delaware
AMB/IMDH Beacon Lakes, LLC and one subsidiary	Delaware
AMB Portview Center, LLC	Delaware
IMD Holding Corporation and two subsidiaries	Delaware
Palmtree Acquisition Corporation and twenty-four subsidiaries	Delaware
PLD-TRS Holding LLC and one subsidiary	Delaware
PLD International Finance, LLC and two domestic and eight foreign subsidiaries	Delaware
PLD International Holding LLC and one hundred eighty-three foreign subsidiaries	Delaware
Prologis 2, L.P. and four subsidiaries	Delaware
Prologis Brazil Logistics Partners Fund I, L.P. and sixteen foreign subsidiaries	Delaware
Prologis Fraser, L.P. and two subsidiaries	Delaware
Prologis USLV Operating Partnership, L.P. and one hundred thirty-four subsidiaries	Delaware
Prologis Logistics Services Incorporated and ten domestic and twelve foreign subsidiaries	Delaware
Prologis North American Industrial Fund II, L.P. and sixty-five domestic and eleven foreign subsidiaries	Delaware
Prologis CCIG Oakland Global, LLC	Delaware
Prologis Park Chicago LLLP	Illinois
Prologis Park Redlands 5 LLC	Delaware
AMB Fondo Logistico 1, S. de C.V. de R. L. and one subsidiary	Mexico
Prologis Poland Developments FIZ AN and seven foreign subsidiaries	Luxembourg
Prologis UK Holdings S.A. and fifty-six foreign subsidiaries	Luxembourg
Siziano Logistics Park S.R.L.	Italy
Saint Pathus SAS and one subsidiary	France

Entities that engage in providing management services:
Prologis Management LLC	Delaware
Keystone Realty Services, Inc.	Pennsylvania
Prologis de Mexico S.A. de C.V.	Mexico
Prologis Japan Management LLC and two foreign subsidiaries	Delaware
Prologis Management Services Sarl and two foreign subsidiaries	Luxembourg
Prologis Directorship BV	Netherlands
Prologis Directorship II BV	Netherlands
Prologis Directorship Sarl	Luxembourg
Prologis Park Bradford Management Company Limited	United Kingdom
Prologis Park Bromford Gate Management Company Limited	United Kingdom
Prologis Park Ryton Management Company Limited	United Kingdom
Prologis Park Midpoint 2 Management Company Limited	United Kingdom
Prologis Park Littlebrook Management Company Limited	United Kingdom
Prologis B.V. and twenty-one foreign subsidiaries	Netherlands
Prologis UK Financial Services Limited	United Kingdom
PLD Finance Management LLC	Delaware
PLD Finance Management BV	Netherlands
Prologis RFI DIRFT Management Limited	United Kingdom

Other entities:
Solutions Insurance Ltd.	Bermuda